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                                                                   Exhibit 10.23

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT is entered into this 14th day of August, 1998 by and among AIRADIGM COMMUNICATIONS, INC., a Wisconsin corporation ("Airadigm") and SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation ("SpectraSite").

        WHEREAS, Airadigm is a wireless communications company which provides PCS service;

        WHEREAS, Airadigm leases real property ("Site" or collectively "Sites") upon which Airadigm has constructed certain improvements including, but not limited to towers and related facilities;

        WHEREAS, Airadigm desires to assign, sell and convey to SpectraSite certain leases, towers and related facilities in conjunction with the forty seven (47) Sites;

        WHEREAS, Airadigm desires to lease space on the Sites from SpectraSite subsequent to the sale of the Sites to SpectraSite;

        WHEREAS, SpectraSite desires to purchase, and Airadigm desires to sell certain towers and related facilities, contract rights, property rights and leasehold interests.

        NOW THEREFORE, Airadigm and SpectraSite do hereby agree as follows:

        1. ASSETS PURCHASED. Airadigm agrees to grant, bargain, sell, convey and assign to SpectraSite and SpectraSite agrees to purchase from Airadigm, on the terms and conditions set forth in this Agreement Airadigm's entire right, title and interest in and to the following:

        (a) those ground leases specified in Schedule I attached hereto ("Prime Leases") together with any and all easements for ingress, egress and utilities which are attendant to the Prime Leases;

        (b) those towers, tower foundations, utilities, fences, landscaping and other improvements owned by Airadigm which are constructed upon the real property described in the Prime Leases (collectively "Tower Facilities") specified in Schedule III attached hereto;

        (c) those subleases, licenses and other agreements which grant others a right to use or occupy a portion of the real property described in the Prime Leases or grant a right to use or occupy space on the Tower Facilities owned by Airadigm which are located on the real property described in the Prime Leases ("Collocation Agreements"). Said Collocation Agreements are specified in
Schedule IV attached hereto;

        (d) the following items for each Site (to the extent available and assignable):

            (i) the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Airadigm;

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            (ii) the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Airadigm has made application;

            (iii) the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities;

            (iv) the geotechnical report which has been commissioned by Airadigm;

            (v) the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Site;

            (vi) the environmental assessments including phase I reports and any environmental reports involving contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Sites or neighboring real property; and

            (vii) any other information written or otherwise regarding the due diligence investigation made by Airadigm or its agents, independent contractors or employees regarding the Site.

The items described in paragraphs 1(d) may hereinafter be collectively referred to as "Due Diligence Items" and shall be more particularly described in the Assignment of Prime Lease for each Site, a copy of the prototype Assignment of Prime Leases is attached hereto as Attachment A. The Prime Leases, Tower Facilities, Collocation Agreements and Due Diligence Items may hereinafter be collectively referred to in this Agreement as the "Assets". Between the date of this Agreement and the Closing Date, Airadigm will promptly disclose to SpectraSite in writing any information set forth in the representations, warranties, covenants and Schedules herein that is no longer materially accurate for any reason or any such information that would render such representations, warranties, covenants or Schedules materially inaccurate if made or delivered on any date between the date hereof and the Closing Date. On and after the Closing Date Airadigm agrees to give such further assurances and to execute, acknowledge and deliver such bills of sale, deeds, assignments, acknowledgements and other instruments of conveyance and transfer and other documents and do such other acts and things as in the judgment of SpectraSite shall be necessary and reasonable to effectively vest in SpectraSite the full legal and equitable title of the Assets that are transferred to SpectraSite under this Agreement, free and clear of all liens and encumbrances.

        2. LIABILITIES ASSUMED.

        (a) Except as otherwise provided below, SpectraSite agrees at Closing to assume and pay, discharge or perform, as appropriate, only the liabilities and obligations of Airadigm specifically itemized on Schedule V hereto ("Assumed Liabilities").

        (b) SpectraSite shall not be obligated to assume, agree to pay, discharge or perform, or incur, as the case may be, any liability other than the Assumed Liabilities.


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        3.  PURCHASE PRICE.

        (a) The purchase price for the Assets shall be Eleven Million Seven Hundred Fifty Thousand and No/100 Dollars ($11,750,000.00) ("Purchase Price"). The purchase price for the Assets shall be paid by SpectraSite at Closing subject to any sums placed in escrow for towers which remain uncompleted as of the date of this Agreement as set forth below. The operation of Airadigm's Tower Facilities, Prime Leases and Collocation Agreements to the close of business through the Closing Date shall be for the account of Airadigm and thereafter for the account of SpectraSite. Expenses, including but not limited to utilities, personal property taxes, rents, and real property taxes, shall be prorated between Airadigm and SpectraSite as of the close of business on the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty
(60) days following the Closing Date.

        (b) At closing, Airadigm will identify in writing those Sites as to which a Tower has not yet been completed. A portion of the purchase price shall be deposited into escrow with U.S. Bank National Association, Milwaukee, Wisconsin ("Bank"). The amount deposited shall equal the product of the number of Sites so identified times $100,000. Airadigm shall be responsible at its own cost for the completion of the Tower Facilities at each such Site on or before September 30, 1998. At such time as SpectraSite certifies to the Bank that all such Sites have been completed in accordance herewith, the Bank shall release the escrow to Airadigm; if such certification has not been given before September 30, 1998, SpectraSite will certify to the Bank the number and identity of the Sites as to which the Tower Facilities have been completed in accordance herewith, and the Bank shall release the portion of the escrow related to such Sites to Airadigm, and shall return the remainder to SpectraSite, whereupon such Sites shall be deemed removed from this Agreement, and the parties will execute such documents as are reasonably required by counsel in order to remove such incomplete Sites from this Agreement nunc pro tunc, with appropriate settlement of accounts for amounts advanced during such interim period. Notices shall be in writing and a copy shall simultaneously be given to Airadigm. If SpectraSite fails to give any notice, all Sites deemed approved. The escrow shall be deposited into an interest bearing account, and the interest with respect to each $100,000 increment of the escrow shall be disbursed to the party receiving such increment. The costs of the escrow shall be borne equally by the parties.

        (c) Within 15 days following the closing, SpectraSite shall deliver written notice to Airadigm identifying those sites which SpectraSite has rejected pursuant to paragraph 9 hereof specifying the reasons for such rejection. Airadigm shall then have a period of 60 days in which to take actions to cure such defects. If and to the extent that Airadigm has not substantially completed such cures with respect to any Site, Airadigm shall return to SpectraSite the sum of $250,000 for each such Site, whereupon such Sites shall be deemed removed from this Agreement, and the parties will execute such documents as are reasonably required by counsel in order to remove such Sites from this Agreement nunc pro tunc, with appropriate settlement of accounts for amounts advanced during such interim period. If any such Site is also the subject of the escrow described above, the portion of the purchase price related thereto and held in escrow shall not be remitted until the escrow breaks as above.

        (d) Airadigm shall pay the August, 1998, rents under the Prime Leases, and shall be entitled to reimbursement for the prorated amount thereof at the time of closing.


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        4.  CLOSING.

        (a) Time and Place. The closing ("Closing") of the sale and purchase of the Assets shall take place on the ___the day of August, 1998 ("Closing Date"), or at such other time as the parties may agree in writing. If Closing has not occurred on or prior to the ____ day of August, 1998, then either party may elect to terminate this Agreement within five (5) days after the Closing Date. If no such election is tendered within said five (5) day period, the parties will waive the right to thereafter terminate this Agreement. If, however, the Closing has not occurred because of a breach of contract, the breaching party shall remain liable for breach of contract.

        (b) Obligations of Airadigm at the Closing. At the Closing, Airadigm shall deliver to SpectraSite the following:

            (i) one or more assignments of leases conveying all of the Prime Leases to SpectraSite in substantially the same form as set forth in Attachment A;

            (ii) one or more bills of sale from Airadigm conveying all of the Tower Facilities to SpectraSite, in substantially the same form as set forth in Attachment B;

            (iii) one or more assignments of leases conveying all of the Collocation Agreements to SpectraSite in substantially the same form as set forth in Attachment C;

            (iv) a copy of the resolutions of Airadigm's board of directors and shareholders, authorizing the execution, delivery and performance of this Agreement and any other agreement to be entered into by Airadigm in connection herewith, and the transactions contemplated hereby;

            (v) all necessary consents of third parties, including without limitation, the consent of the lessors under the Prime Leases to be assigned to and assumed by SpectraSite hereunder; and

            (vi) such other assignments, bills of sale, or instruments of conveyance, certificates of officers, and other documents as reasonably may be requested by SpectraSite prior to the Closing to consummate this Agreement and the transactions contemplated hereby; and

            (vii) releases in a form reasonably acceptable to SpectraSite from all parties who hold liens encumbering the Assets.

        (c) Obligations of SpectraSite at the Closing. At the Closing, SpectraSite shall execute, or cause to be executed, and shall deliver to Airadigm such certificates of officers and other documents as reasonably may be requested by Airadigm prior to the Closing to consummate this Agreement and the transactions contemplated hereby.

        (d) upon Closing, Airadigm and SpectraSite shall execute the Master Tower Attachment Lease Agreement in substantially the same form as is attached hereto as Attachment D.


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        5.  AIRADIGM'S OPERATION OF BUSINESS PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, Airadigm will:

        (a) Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and preserve the continued operation of its business with its customers, suppliers, and others having business relations with Airadigm.

        (b) Not assign, sell, sublease, lease, license or otherwise transfer or dispose of any of the Assets, whether now owned or hereafter acquired.

        (c) Maintain all of its Assets in their present condition, reasonable wear and tear and ordinary usage excepted.

        (d) Maintain all governmental permits and approvals affecting the Sites or the operation of the Tower Facilities.

        6. ACCESS TO SITE AND INFORMATION. At reasonable times prior to the Closing Date, Airadigm will provide SpectraSite and its representatives with reasonable access during business hours to the assets, titles, contracts, and records of Airadigm relating solely to the Assets and furnish such additional information concerning Airadigm's business as SpectraSite from time to time may reasonably request relating solely to the Assets.

        7. REPRESENTATIONS AND WARRANTIES OF AIRADIGM. Airadigm represents and warrants to SpectraSite as follows:

        (a) Corporate Existence. Airadigm is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin, has all requisite corporate power and authority to own its properties and assets and carry on its business and is good standing in each jurisdiction in which such qualification is required.

        (b) Corporation Power and Authorization. Airadigm has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by Airadigm in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by Airadigm will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of Airadigm in accordance with its terms.

        (c) Conflict with Other Agreements, Consents and Approvals. With respect to (i) the articles of incorporation or bylaws of Airadigm, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which Airadigm is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which Airadigm is a party or subject, the execution and delivery by Airadigm of this Agreement and any other agreement to be executed and delivered by Airadigm in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, (b) require any authorization, consent, approval, exemption or other action by



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any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done, or (c) require the consent of any third party except as may be disclosed by Airadigm in writing to SpectraSite within ten (10) days of the execution of this Agreement.

        (d) Compliance with Laws. Airadigm's use and occupancy of the Assets, wherever located, has been in compliance with all applicable federal, state, local or other governmental laws or ordinances, the non-compliance with which, or the violation of which, might have a material adverse affect on the Assets, the Assumed Liabilities, and Airadigm has received no claim or notice of violation with respect thereto. Airadigm has obtained all material permits, licenses, franchises and other authorizations necessary for the conduct of its business.

        (e) Litigation. Airadigm has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Airadigm that might result in any material adverse change in the condition of Assets being conveyed under this Agreement.

        (f) Brokerage. Airadigm has not employed any broker, finder or similar agent other than Daniels & Associates in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation. Airadigm shall indemnify and hold harmless SpectraSite from and against any brokerage commission, finder's fee or similar compensation due Daniels & Associates. Each party will indemnify the other from and against any commissions or other such claims made by any persons claiming through or by such party.

        (g) Site Acquisition Airadigm has performed the following tasks or obtained the following governmental approvals (or will perform or obtain the same on or before September 30, 1998) as the case may be for each Site:

            (i) filed and obtained from the Federal Aviation Administration registration numbers for the tower;

            (ii) filed and obtained or has otherwise complied with any and all necessary federal, state and local governmental laws, regulations and ordinances including but not limited to zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which were required for the development of the Tower Facilities;

            (iii) engaged an engineer licensed in the state of Wisconsin to prepare construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities;

            (iv) obtained a geotechnical report;

            (v) obtained title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Property and the Easements; and



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            (vi) conducted environmental assessments including phase I reports and any reports involving contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Site, any easements or neighboring real property.

        (h) Environmental Compliance. Airadigm warrants and represents that, to the knowledge of Airadigm as knowledge is defined in the following sentence, the Sites, the easements and the improvements on the Sites thereon are free of contaminants, oils, asbestos, PCB's, hazardous substances or wastes as defined by federal, state or local environmental laws, regulations or administrative orders or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority based upon the quantity, quality or manner of presence as of the date hereof ("Hazardous Materials"). Airadigm's knowledge is limited to that disclosed in the Phase I and Phase II reports, if any, which were obtained by Airadigm at the time of its acquisition of the Prime Lease for each Site.

        (i) Title and No Defaults. Airadigm represents and warrants the following with regard to each Site:

            (i) it has a good, valid and enforceable leasehold interest in and to the Sites which are the subject of the Prime Leases and the Prime Leases are and remains valid and in full force and effect;

            (ii) it has good, valid and enforceable title to the Tower Facilities free and clear of any liens, encumbrances or mortgages;

            (iii) that there have been no prior assignments of the Prime Leases;

            (iv) the Prime Leases have not been amended or modified in any manner other than as set forth in the Prime Leases;

            (v) Airadigm has paid in full as of the date of this Agreement all sums due and owing those vendors which have performed services or provided materials in conjunction with each Site including but not limited to the costs incurred in the preparation of the Due Diligence Items except with respect to Sites as to which an escrow is established where Airadigm shall make all such payments;

            (vi) Airadigm is not in default under any of the terms of any of the Prime Leases, and Airadigm has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default by Airadigm under any of the Prime Leases. All applicable rent and other charges and payments due the lessor under the Prime Leases have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable) and shall continue to be paid when due through the Closing Date;

            (vii) Neither Airadigm nor the sublessee, licensee or occupant under the Collocation Agreement are in default under any of the terms of the Collocation Agreement, and Airadigm has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Collocation Agreement.



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        All applicable rent and other charges and payments due Airadigm from the sublessee, lessee, licensee or occupant under the Collocation Agreements have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable), no rent has been paid in advance on any Collocation Agreement, no Collocation Agreement has been assigned or pledged as collateral by Airadigm and the lessee, sublessee or licensee under all Collocation Agreements have no defense, right to off-set against Airadigm.

        (j) Accuracy of Representations and Warranties. None of the representations or warranties of Airadigm contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Airadigm knows of no fact that has resulted, or that in the reasonable judgment of Airadigm will result in a material change in the business, operations, or assets of Airadigm that has not been set forth in this Agreement or otherwise disclosed to SpectraSite. No knowledge of independent contractors engaged by Airadigm shall be imputed to Airadigm unless such information was disclosed by said independent contractor to Airadigm prior to fifteen (15) days after the Closing Date.

        8. REPRESENTATIONS AND WARRANTIES OF SPECTRASITE. SpectraSite represents and warrants as follows:

        (a) Corporate Existence. SpectraSite is now, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

        (b) Authorization. SpectraSite has full corporate authority to execute and deliver this Agreement and any other agreement to be executed and delivered by SpectraSite in connection herewith, and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. No other corporate proceedings by SpectraSite will be necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. This Agreement constitutes a valid and binding Agreement of SpectraSite in accordance with their terms.

        (c) Conflict with Other Agreements, Consents and Approvals. With respect to (i) the articles of incorporation or bylaws of SpectraSite, (ii) any applicable law, statute, rule or regulation, (iii) any contract to which SpectraSite is a party or may be bound, or (iv) any judgment, order, injunction, decree or ruling of any court or governmental authority to which SpectraSite is a party or subject, the execution and delivery by SpectraSite of this Agreement and any other agreement to be executed and delivered by SpectraSite in connection herewith and the consummation of the transactions contemplated hereby will not (a) result in any violation, conflict or default, or give to others any interest or rights, including rights of termination, cancellation or acceleration, or (b) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been given or done.

        (d) Brokerage. SpectraSite has not employed any broker, finder or similar agent in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or similar compensation.

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        (e) Accuracy of Representations and Warranties. None of the
representations or warranties of SpectraSite contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

        9. CONDITIONS PRECEDENT TO SPECTRASITE'S OBLIGATIONS. SpectraSite shall be entitled to reject any Site and require a prorata refund of the Purchase Price in the event that SpectraSite is unable to satisfy each of the following conditions pursuant to paragraph 3(c) of this Agreement pursuant to paragraph 3(c) of this Agreement, any one or portion of which may be waived in writing by
SpectraSite:

        (a) Representations, Warranties and Covenants of Airadigm. The representations and warranties of Airadigm contained herein and the information contained in the Schedules and any other documents delivered by Airadigm in connection with this Agreement shall be true and correct in all material respects at the Closing; and Airadigm shall have performed all obligations and complied with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it or prior to the Closing. Airadigm covenants that it shall negotiate in good faith to consummate and execute a Master Design Build Lease Agreement to govern the acquisition, design, construction and lease of prospective Sites by SpectraSite on behalf of Airadigm.

        (b) Licenses and Permits. SpectraSite shall have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of the Tower Facilities and the Assets.

        (c) Consents. SpectraSite shall have obtained the consent of the lessor under the Prime Leases (if required by the Prime Leases) to the assignments of such agreements to SpectraSite.

        (d) Conditions of the Business. There shall have been no material adverse change in the manner of operation of the Assets prior to the Closing Date.

        (e) No Suits or Actions. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transaction.

        (f) Ground Leases. SpectraSite shall have reviewed and found acceptable in SpectraSite's sole discretion, the terms of the underlying ground leases including, but not limited to, the amount of rent payable, the duration of the lease, and the assignability of the lease.

        (g) Governmental Approvals. SpectraSite securing appropriate approvals for SpectraSite's intended use of the Property from the Federal Communications Commission, the Federal Aviation Administration and any other federal, state or local regulatory authority having jurisdiction over SpectraSite's proposed use of each Site;

        (h) Investigation of Title. SpectraSite shall have the right to obtain a title report or commitment for a title policy from a title insurance company of its choice for each Site or to rely upon any investigation of title made by or on behalf of Airadigm. If, in the opinion of the SpectraSite, such title report shows any defects of title or liens or encumbrances which adversely affect SpectraSite's use of or SpectraSite's ability to obtain financing, SpectraSite shall have the right to avoid the assignment of the Assets for that Site;



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        (i) Surveys. SpectraSite shall have the right to have each Site surveyed and to have structural tower studies, radio frequency engineering and other engineering analyses performed. In the event that any defects are shown by the survey or the engineering analyses, which in the opinion of SpectraSite, may adversely affect SpectraSite's use of a Site, SpectraSite shall have the right to avoid the assignment of the Assets for that Site immediately upon written notice to Lessor; and

        (j) Environmental Assessments. SpectraSite shall have the right to have an environmental assessment of the Site performed by an environmental consulting firm of SpectraSite's choice. If the environmental audit reveals that a Site is contaminated with Hazardous Materials, as that term is hereinafter defined, SpectraSite shall have the right to avoid the assignment of the Assets for that Site; and

        SpectraSite's inability to successfully satisfy these conditions or the occurrence of any other event which effectively prohibits SpectraSite's intended use of a Site shall at the option of SpectraSite entitle SpectraSite to reject a Site and to receive a refund of $250,000 per Site, as its exclusive remedy.

        10. Conditions Precedent to Obligations of Airadigm and SpectraSite. Both parties' obligation to close the transactions contemplated herein is conditioned upon Airadigm obtaining, at its cost, approval by Ericsson, Inc. ("Ericsson") of the form of this Agreement and the transactions herein, and releases by Ericsson and Oneida Enterprise Development Authority ("OEDA") of the Assets to be purchased herein from the security interests held by them. SpectraSite will cooperate in fulfilling this condition by executing and delivering such consents and acknowledgments as Ericsson may reasonably request concerning the new security interests to be granted by Airadigm to Ericsson in the interests of Airadigm to be created under the Master Tower Attachment Lease Agreement. Promptly after closing, Airadigm shall at its cost cause the releases from Ericsson and OEDA to be filed or recorded as appropriate.

        11. TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

        (a) By mutual consent of Airadigm and SpectraSite, without liability;

        (b) By SpectraSite, upon written notice to Airadigm, given at any time before the Closing Date if the representations and warranties of Airadigm contained herein were materially incorrect when made or would be materially incorrect on the Closing Date or, if Airadigm has materially violated any covenants contained in Paragraph 8, or if any other material agreement contained in this Agreement and required to be performed by Airadigm on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured by Airadigm within fourteen (14) days of such notification of intent to terminate;

        (c) By Airadigm, upon written notice to SpectraSite, given at any time before the Closing Date if the representations and warranties of SpectraSite contained in this Agreement were materially incorrect when made or would be materially incorrect on the Closing Date, or if any other material agreement contained herein and required to be performed by SpectraSite on or prior to the Closing Date has not been performed and such breach, violation or non-performance is not cured within fourteen (14) days of such notification of intent to terminate;



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        (d) By either Airadigm or SpectraSite in writing, without liability, if any governmental or third party consent, authorization or approval has been denied or refused or if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on SpectraSite or Airadigm from consummating the transactions contemplated hereby, provided that SpectraSite and Airadigm shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within thirty (30) days after entry, by any such court or governmental or regulatory agency;

        (e) By SpectraSite, without liability, upon written notice to Airadigm, given at any time before the Closing Date, if any of the conditions precedent set forth in Paragraph 9 hereof have not occurred and such failure to occur is not cured within fourteen (14) days of such notification of intent to terminate.

        12. RISK OF LOSS. The risk of loss, damage, or destruction to the Assets including any of the equipment, inventory, or other personal property to be conveyed to SpectraSite under this Agreement shall be borne by Airadigm to the time of Closing. In the event of such loss, damage, or destruction, Airadigm, to the extent reasonable, shall replace the lost property or repair or cause to repair the damaged property to its condition prior to the damage. If replacement, repairs, or restorations are not completed prior to Closing, then the escrow under Paragraph 3(b) shall be increased with respect to each such Site in accordance with Paragraph 3(b) of this Agreement. Airadigm shall maintain fire and extended coverage casualty insurance through and including the date of Closing covering all of the Tower Facilities in an amount not less than the full replacement value of all of the Tower Facilities. Airadigm shall receive all such insurance proceeds for any loss occurring prior to Closing and such Site shall no longer be subject to this Agreement, and the Purchase Price shall be reduced by $250,000 for each such site. Risk of loss shall be borne by SpectraSite for those existing sites which are transferred to SpectraSite at closing. Risk of loss for any sites which are not constructed as of the closing date shall remain with Airadigm until the completion of construction.

        13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement.

        14. INDEMNIFICATION BY AIRADIGM.

        (a) Airadigm hereby agrees to indemnify and hold SpectraSite, its successors, and assigns harmless from and against:

            (i) Any and all damages, losses, claims, liabilities, deficiencies and obligations of every kind and description, contingent or otherwise, arising out of or related to the operation of Airadigm's business as it relates to Tower Assets and any acts or omissions of Airadigm prior to Closing which materially impact SpectraSite, except for damages, losses, claims, liabilities, deficiencies and obligations of Airadigm expressly assumed by SpectraSite under this Agreement or paid by insurance maintained by Airadigm,

            (ii) any liability or obligation of Airadigm which is not an Assumed Liability,

            (iii) any and all damage or deficiency resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Airadigm under this Agreement, and

            (iv) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing;

            (v) any and all losses, damages, fines, penalties or costs of any kind which may arise from the improper design, maintenance or operation of the Tower Facilities or tower lighting systems, or which may otherwise be imposed by the FAA, FCC or any other federal, state or local agency arising from the improper design, maintenance or operation of the Tower or tower lighting systems unless such obligations arise solely as a result of the installation of the Equipment on the Tower;


            (vi) any and all environmental damages arising from the presence of Hazardous Materials upon, about or beneath a Site or migrating from a Site or arising in any manner whatsoever out of Airadigm's operations or use which are in violation of any environmental requirements pertaining to a Site and any activities thereon, which conditions exist or exited prior to or at the time of the execution of this Agreement or which contamination occurred at any time prior to the Closing Date;

            (b) Notwithstanding the obligation of Airadigm to indemnify SpectraSite pursuant to subparagraph 13 (a)(vi) of this Agreement, Airadigm shall, upon demand of SpectraSite, and at Airadigm's sole cost and expense, promptly take all actions to remediate a Site which are required by any federal, state or local governmental agency or political subdivision or which are reasonably necessary to mitigate environmental damages or to allow full economic use of a Site, which remediation is necessitated from the presence upon, about or beneath a Site of a Hazardous Material prior to the Closing Date. Such actions shall include but not be limited to the investigation of the environmental condition of the Site, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or actions necessary to restore the Site to the condition existing prior to the introduction of Hazardous Materials upon, about or beneath the Site to the standards required under applicable law or governmental policies.

        (c) Airadigm's indemnity obligations under Section 13 shall be subject to the following:

            (i) If any claim is asserted against SpectraSite that would give rise to a claim by SpectraSite against Airadigm for indemnification under the provisions of this Section, then SpectraSite shall promptly give written notice to Airadigm concerning such claim and Airadigm shall, at no expense to SpectraSite, defend the claim.

            (ii) Airadigm shall not be required to indemnify
        SpectraSite as to any Site for an amount that exceeds $250,000 per Site.

        (d) Limitations on Idemnifiable Damages.

                        (i) Tax Provision. In computing the amount of
                indemnifiable damages payable to SpectraSite, there shall be deducted therefrom an amount equal to the income tax savings, if any, to which SpectraSite becomes entitled from the income tax deduction or deferral, if any, to which SpectraSite shall become entitled as a consequence of any loss, claim, damage, liability, cost, expense or deficiency giving rise to such indemnifiable damages.

                        (ii) Insurance Proceeds; Claims Against Third Parties.
                In computing the amount of indemnifiable damages payable to SpectraSite, there shall be deducted therefrom an amount equal to the sum of (i) insurance proceeds to which SpectraSite becomes entitled as a consequence of any loss, claim, damage, liability, cost, expense or deficiency giving rise to such indemnifiable damages, or (ii) all claims against third parties which would reduce the amount of such indemnifiable damages, regardless of whether or not SpectraSite actually attempts to collect such amounts. SpectraSite shall in good faith pursue and attempt to collect all insurance proceeds and all claims against third parties which would reduce indemnifiable damages.

                        (iii) Knowledge of SpectraSite. SpectraSite shall not
                be entitled to recover indemnifiable damages with respect to any matter (including any breach of this Agreement by Airadigm) which was known by or disclosed to SpectraSite at or prior to the date which is fifteen days after Closing. If Airadigm proves by a preponderance of the evidence that, as of the date which is fifteen days after Closing, SpectraSite had actual knowledge of the matter which forms a basis for SpectraSite's claim for indemnifiable damages and SpectraSite then elected not to reject the Site within fifteen (15) days after closing the transactions contemplated hereby, then SpectraSite shall be deemed to have waived its claim for indemnifiable damages with respect to such matter.

        (e) Survival of Indemnification. Airadigm's obligation to pay indemnifiable damages to SpectraSite shall survive the Closing Date, as follows:

            (i) Fraudulent Breach of Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was made fraudulently, indefinitely; and

            (ii) All Other Claims. In the case of all other claims, for a period commencing on the date hereof and ending two (2) years after the Closing Date.

            No claim for recovery of indemnifiable damages may be asserted by SpectraSite after the expiration of the applicable time period described in the foregoing Sections 13(f)(i)-(ii).

        15. INDEMNIFICATION BY SPECTRASITE. SpectraSite agrees to defend, indemnify, and hold harmless Airadigm from and against:

        (a) any and all claims, liabilities, and obligations of every kind and description arising out of or related to the operation of the business following Closing or arising out of SpectraSite's failure to perform obligations of Airadigm assumed by SpectraSite pursuant to this Agreement;

        (b) after the Closing, any liability or obligation of Airadigm which is an Assumed Liability,

        (c) any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of SpectraSite under this Agreement, and

        (d) any and all actions, suits, claims, proceedings, investigation, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and attorneys fees) incident to any of the foregoing.

        16. CONFIDENTIAL INFORMATION. If for any reason the sale of Assets is not closed, SpectraSite will not disclose to third parties any confidential information received from Airadigm in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement and will return all such information on request.

        17. MISCELLANEOUS PROVISIONS.

        (a) Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or reviewed by the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

            SpectraSite:                  SpectraSite Communications, Inc.
                                          8000 Regency Park, Suite 570
                                          Cary, NC 27511
                                          Attention:  Steve Clark


            With a copy to:               Lewellen & Frazier, PLC
                                          Plaza West Building
                                          415 North McKinley, Suite 1240
                                          Little Rock, AR 72205
                                          Attention:  Todd A. Lewellen

            Airadigm:                     Airadigm Communications, Inc.
                                          2301 Kelbe Drive
                                          Little Chute, WI 54140
                                          Attn:  Vice President, Finance

            With a copy to:               Airadigm Communications, Inc.
                                          2301 Kelbe Drive
                                          Little Chute, WI 54140
                                          Attn:  Central Administration


or at any other address as any party may, from time to time, designate by notice given in compliance with this section.

        (b) Time. Time is of the essence of this Agreement.

        (c) Survival. Any of the terms and covenants contained in this Agreement which require the performance of either party after the Closing shall survive the Closing.

        (d) Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

        (e) Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

        (f) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

        (g) Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

        (h) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

        (i) Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

        (j) Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

        (k) Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

        (l) Prior Agreements. This document is the entire, final and complete agreement of the parties pertaining to the option to purchase of the Property, and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

        (m) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

        (n) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

        (o) Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

        (p) Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

        (q) Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

        (r) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

        IN WITNESS WHEREOF, the SpectraSite and Airadigm have executed this Asset Purchase Agreement as of the date and year first above written.


                                           SPECTRASITE COMMUNICATIONS, INC.

                                           By:  /s/ Steven Clark
                                           Name:     Steven Clark
                                           Title:    CEO

                                                                (CORPORATE SEAL)


                                           AIRADIGM COMMUNICATIONS, INC.


                                           By:  /s/Barry P. James
                                           Name:     Barry P. James
                                           Title:    Executive Vice President

                                                                (CORPORATE SEAL)

 ATTACHMENT "A"

                            ASSIGNMENT OF PRIME LEASE


        THIS ASSIGNMENT OF PRIME LEASE AGREEMENT ("Agreement") is made and entered into as of the _____ day of ____________, 1998, by and between SpectraSite Communications, Inc., a Delaware corporation ("SpectraSite"), and Airadigm Communications, Inc., a Wisconsin corporation ("Airadigm").

        WHEREAS, Airadigm has entered into a ground lease agreement, Lease Agreement or other similar agreement (the "Prime Lease") for the lease of the real property more particularly described in the Prime Lease which is attached hereto as Exhibit "A" (the "Property") upon which Airadigm has constructed or will construct a tower and related facilities;

        WHEREAS, Airadigm desires to assign the Prime Lease for said site to SpectraSite; and

        WHEREAS, SpectraSite desires to develop the tower and certain facilities on the Property and sublease a portion of the space upon the tower facilities to Airadigm.

        NOW THEREFORE, for and in consideration of the mutual promises outlined herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Airadigm and SpectraSite do hereby agree as follows:

        1. Assignment. Airadigm does hereby assign to SpectraSite and SpectraSite shall assume and agree to be bound by the Prime Lease, or such other contract through which Airadigm has acquired an interest in the real property which is the subject of the Prime Lease together with any easements for ingress, egress and utilities ("Easements") to the Property.

        2. Covenants of Airadigm. Airadigm covenants that it:

        (a) unconditionally and absolutely assigns, transfers, sets over and conveys to SpectraSite, free and clear of all liens, claims and encumbrances, all of Airadigm's right, title and interest in, to and under the Prime Lease except as such rights may be limited or modified by any (if any) addenda attached to the Prime Lease. Airadigm represents and warrants to SpectraSite that all addenda to the Prime Lease are attached to this Agreement as part of Exhibit "A";

        (b) shall warrant, indemnify and defend the leasehold title assigned to SpectraSite against the lawful claims of all persons provided that such claim arises as a result of Airadigm's interest in the Prime Lease, but no further or otherwise except as set forth in the Asset Purchase Agreement, and except to the extent than an interest in real estate is subject to taxes, ordinances and other matters of record;

        (c) has no knowledge or notice of any default, defense, offset, claim, demand, counterclaim or cause of action which may presently exist under the Prime Lease; and

        (d) irrevocably assigns, transfer, conveys and sets over to SpectraSite without warranty or representation and SpectraSite accepts from Airadigm all of the right, title and interest of Airadigm under each and all of the following items (without warranty that any of the following may be assigned):

            (i) the Federal Aviation Administration application, responses, approvals and registration numbers submitted or received by Airadigm with respect to the tower proposed to be constructed on the Property;

            (ii) the zoning permits and approvals, variances, building permits and such other federal, state or local governmental approvals which have been gained or for which Airadigm has made application;

            (iii) the construction, engineering and architectural drawings and related site plan and surveys pertaining to the construction of the Tower Facilities on the Property;

            (iv) the geotechnical report for the Property which has been commissioned by Airadigm;

            (v) the title reports, commitments for title insurance, ownership and encumbrance reports, title opinion letters, copies of instruments in the chain of title or any other information which may have been produced regarding title to the Property and the Easements;

            (vi) the environmental assessments including phase I reports and any reports relating contemporaneous or subsequent intrusive testing, the "FCC Checklist" performed pursuant to NEPA requirements and any other information which may have been produced regarding the environmental condition of the Property, Easements or neighboring real property; and

The items described in paragraphs 2.2(d) may hereinafter be collectively referred to as "Site Acquisition Items"; and

        (e) shall use diligent efforts to assist SpectraSite in obtaining an estoppel certificate from the lessor in the Prime Lease in substantially the same form as is attached hereto as Exhibit "B" ("Estoppel Certificate"). SpectraSite shall use diligent efforts to obtain such Estoppel Certificate from each lessor.

        IN WITNESS WHEREOF, SpectraSite and Airadigm have signed this Agreement as of the date and year first above written.

AIRADIGM:                                       SPECTRASITE:

AIRADIGM COMMUNICATIONS, INC.                   SPECTRASITE COMMUNICATIONS, INC.


By:                                             By:
   --------------------------                      --------------------------

Name:                                           Name:

Title:                                          Title:
                                                      -----------------------

                                   EXHIBIT "A"

                              PRIME LEASE AGREEMENT

                                   EXHIBIT "B"

                              ESTOPPEL CERTIFICATE


        THIS INSTRUMENT is given as of this ____ day of _____________________, 1998, by __________________________ ("Lessor") to SpectraSite Communications,
Inc. ("Assignee").

                                    RECITALS

        A. Lessor entered into a Lease Agreement or similar agreement (the "Prime Lease") dated as of the _______ day of ___________, 1998 with Airadigm Communications, Inc., a Wisconsin corporation ("Lessee").

        B. Lessee desires to assign to Assignee its interest in the Prime Lease.

        C. Assignee seeks Lessor's acknowledgment, as of the date of execution of this Instrument, of certain matters affecting the Prime Lease.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound:

        1. Lessor's Estoppel Certificate. Lessor hereby certifies, with the understanding that Assignee is relying upon the statements made herein, the following:

        a. The Prime Lease constitutes the entire agreement between the parties with respect to the Premises. The Prime Lease has not been amended and there are no other agreements between Lessor and Lessee with respect to the property or the easements which are described in the Prime Lease.

        b. The Prime Lease is in full force and effect in accordance with its terms. To the best of Lessor's knowledge, neither Lessee nor Lessor is in default under any of the terms of the Prime Lease, and Lessor has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Prime Lease.

        c. All applicable Prime Lease fees (if any) and other charges and payments due Lessor from Lessee under the Prime Lease have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable).

        2. Consent. Lessor hereby acknowledges the right of Lessee to assign the Lease to Assignee and agrees that all terms of the Prime Lease shall be in full force and effect between Lessor and Assignee as if Lessor and Assignee were the original parties to the Prime Lease and that such assignment shall not violate the terms of the Prime Lease, will not create or cause the Assignee to be liable for any rent in excess of $__________ per month during the Initial Term or be considered a sublease under the terms of the Prime Lease or any addenda thereto.

        3. Reliance. Lessor understands that Assignee is relying on the information contained in this Instrument, and agrees that Assignee may rely on this information, for purposes of determining whether to consummate their transaction. Further, Assignee's subsidiaries, affiliates, legal representatives and successor and assigns may rely on the contents of this Instrument. A facsimile of this instrument delivered to Assignee by telecopier shall be deemed an original for all purposes.

        4. Notice; Non-Disturbance. Assignee intends to grant a sub-leasehold interest to Lessee. Lessor shall give notice to Lessee at the same time that Lessor gives notice to Assignee of any default under the Prime Lease, and Lessor shall accept a cure of any such default from Lessee on Assignee's behalf. In such case, Lessee shall be entitled to reimbursement from Assignee of any amount paid or obligation incurred in respect thereof. If any mortgagee of Assignee forecloses on Assignee's interest therein, such mortgagees or other purchasers at foreclosure sale or in lieu thereof shall agree not to foreclose Lessee's interests under the Prime Lease or its sublease with Assignee or otherwise disturb the occupancy by Lessee, provided that Lessee pays all amounts required to be paid under the Prime Lease or the Sublease, as the case may be.

        5. Notices. Any Notices to be received by Assignee under the Prime Lease shall be deemed properly given if marked to Assignee with proper postage or sent via a reputable overnight carrier to the following address:

                               SpectraSite:

                               SpectraSite Communications, Inc.
                               8000 Regency Park, Suite 570
                               Cary, NC 27511
                               Attention:  Steve Clark


                               With a copy to:

                               Lewellen & Frazier, PLC
                               Plaza West Building
                               415 North McKinley, Suite 1240
                               Little Rock, AR 72205
                               Attention: Todd A. Lewellen


        IN WITNESS WHEREOF, Lessor has executed this Instrument as of the date set forth above.

                                                       LESSOR:



                                                    By:
                                                       -------------------------

                                  ATTACHMENT B

                      BILL OF SALE FOR THE TOWER FACILITIES

                                  ATTACHMENT C

                      ASSIGNMENT OF COLLOCATION AGREEMENTS



        THIS ASSIGNMENT OF COLLOCATION AGREEMENT ("Agreement") is made and entered into as of the _____ day of ____________, 1998, by and between SpectraSite Communications, Inc., a Delaware corporation ("SpectraSite"), and Airadigm Communications, Inc., a Wisconsin corporation ("Airadigm").

        WHEREAS, SpectraSite and Airadigm have entered into that certain Asset Purchase Agreement ("Purchase Agreement") dated the ____ day of
_________________, 1998 in which Airadigm conveyed to SpectraSite certain communications towers and related facilities ("Tower Facilities");

        WHEREAS, Airadigm has entered into a lease agreement or other similar agreement with ______________________ ("____________") which grants
_______________ the right to install certain communications antennas and other equipment on a tower and on the ground in the vicinity of the tower (the "Collocation Agreement") for the lease of space on the tower;

        WHEREAS, Airadigm desires to assign the Collocation Agreement to SpectraSite.

        NOW THEREFORE, for and in consideration of the mutual promises outlined herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Airadigm and SpectraSite do hereby agree as follows:

        1. Assignment. Airadigm does hereby assign to SpectraSite and SpectraSite shall assume and agree to be bound by the Collocation Agreement.

        2.  Covenants of Airadigm. Airadigm covenants that it:

        (a) unconditionally and absolutely assigns, transfers, sets over and conveys to SpectraSite, free and clear of all liens, claims and encumbrances, all of Airadigm's right, title and interest in, to and under the Collocation Agreement except as such rights may be limited or modified by any (if any) addenda attached to the Collocation Agreement. Airadigm represents and warrants to SpectraSite that all addenda to the Collocation Agreement are attached to this Agreement as part of Exhibit "A";

        (b) shall warrant, indemnify and defend the leasehold title assigned to SpectraSite against the lawful claims of all persons provided that such claim arises as a result of Airadigm's interest in the Collocation Agreement, but no further or otherwise;

        (c) has no knowledge or notice of any default, defense, offset, claim, demand, counterclaim or cause of action which may presently exist under the Collocation Agreement; and

        (d) shall use diligent efforts to assist SpectraSite in obtaining an estoppel certificate from the lessor in the Collocation Agreement in substantially the same form as is attached hereto as Exhibit "B" ("Estoppel Certificate") and shall notify _______________ that all rent due Airadigm under the

Collocation Agreement shall be due and payable to SpectraSite after the date of this Agreement and in the event that rents which are due and accruing after the date of this Agreement are paid to Airadigm, then in such an event Airadigm shall promptly tender said sums to SpectraSite.

        3. Representations and Warranties of Airadigm. By executing a Site Agreement, Airadigm represents and warrants to SpectraSite that:

        (a) the Collocation Agreement has not been amended, modified or assigned in any manner other than as set forth in the Collocation Agreement and that the Collocation Agreement is and remains valid and in full force and effect; and

        (b) Airadigm has the full right and authority to assign the Collocation Agreement.

        (c) Neither Airadigm nor the sublessee, licensee or occupant under the Collocation Agreement are in default under any of the terms of the Collocation Agreement, and Airadigm has not received actual or constructive notice of the existence of any event which, with the passage of time or the giving of notice or both, would constitute a default under the Collocation Agreement. All applicable rent and other charges and payments due Airadigm from the sublessee, lessee, licensee or occupant under the Collocation Agreements have been paid in full through the date hereof (except reimbursements for real estate taxes, insurance, utilities or other reimbursements, if any, due for fiscal periods to the extent not yet payable), that no rent has been paid in advance on any Collocation Agreement, that no Collocation Agreement has been assigned or pledged as collateral by Airadigm and that the lessee, sublessee or licensee under all Collocation Agreements have no defense, right to off-set against Airadigm

        IN WITNESS WHEREOF, SpectraSite and Airadigm have signed this Agreement as of the date and year first above written.



AIRADIGM:                                           SPECTRASITE:

AIRADIGM COMMUNICATIONS, INC.                       SPECTRASITE COMMUNICATIONS,
                                                      INC.

By:     `                                           By:
   --------------------------                           ------------------------

Name:                                               Name:

Title:                                              Title:
                                                          ----------------------

                                   EXHIBIT "A"

                              COLLOCATION AGREEMENT